Exhibit 10.7

Addendum to

Design and Development of SCD 2.5/3.0MW and 5.0/6.0MW

between

Ming Yang Electrical Appliances Combine

Daling District of National Hi-Tech Industrial Development Zone of

Zhongshan

528437 Zhongshan

China

-hereinafter referred to as Ming Yang

and

aerodyn Asia Co. Ltd

Suite 2508, Tower1

Lippo Center, 89 Queensway

Hong Kong

-hereinafter referred to as aerodyn

This addendum- consists of a total of 2 main pages with annexes of Annex 13 and 14 (REV.B)

It is drafted in duplicate (i.e. two identical copies)

Addendum to SCD(2009-01-18)

A meeting between Mingyang and aerodyn had been held in Beijing on 10th, Jan, 2009 regarding the contract issues of SCD which both parties had signed on 28, July, 2008. After detail discussion, both parties have agreed on the following:

a. Two prototypes of SCD of 2.75MW(TC II) will be assembled; the possible wind farm sites will be in south east province-Fujian and Tianjin seaport. The assembling of the prototypes currently is planned by the end of 2009.

b. To achieve the target of erection in the early 2010, some critical parts have to be ordered, it is suggested that Mingyang team shall pay a visit to the corresponding suppliers in Europe in Feb.2009 so that long-term delivery components shall be available before starting the final assembly.

c. Due to current financial situation, 5.0/6.0MW SCD shall be postponed, it is agreed by both parties and re-scheduled to initiate the project by 1st, Jan. 2010.

d. Both parties have reached an agreement of the renewed and detailed time schedule (Annex 14-REV.B) and payment schedule (Annex 13-REV.B) as an addendum to the original SCD contract

	aerodyn ASIA Co. Ltd.		Guangdong Mingyang Wind Power Technology Co. Ltd.

By	/s/ Soenke SIEGFRIEDSEN	By	/s/ ZHANG Chuanwei
	(Legally valid Signature)		(Legally valid Signature)

	Soenke SIEGFRIEDSEN		ZHANG Chuanwei
	(Typed name of representative)		(Typed name of representative)

	Managing Director		President

	(Title)		(Title)

	2009-01-18		2009-01-18
	(Place/Date signed)		(Place/Date signed)

Addendum to SCD(2009-Ol-18)

Annex 13: Payment Schedule for

2.5/3MW & 5/6MW Turbine

1.	After signing contract	Euro: 3.0 million

2.	After delivery of first batch of document for 2.5/3MW (Rotor blade and mould specified in Annex 6)	Euro: 1.0 million

3.	After delivery of second batch of document for 2.5/3MW (Mechanical parts of nacelle specified in Annex 6)	Euro: 1.0 million

4.	After delivery of third batch of document for 2.5/3MW (Electrical parts specified in Annex 6)	Euro: 0.5 million

5.	After delivery of fourth batch of document for 2.5/3MW (Tower, foundation specified in Annex 6)	Euro: 0.5 million

6.	After delivery of fifth batch of document for 2.5/3MW (Manuals specified in Annex 6).	Euro: 0.5 million

7.	After erection of turbine and start of commissioning for 2.5/3MW	Euro: 0.5 million

8.	After issue of A-design assessment from GL for 2.5/3MW	Euro: 0.5 million

9.	Before start of design work of 5/6MW (in Jan.2010)	Euro: 5.0 million

10.	After delivery of first batch of document for 5/6 MW {Rotor blade and mould specified in Annex 6)	Euro: 1.5 million

11.	After delivery of second batch of document for 5/6 MW (Mechanical parts of nacelle specified in Annex 6)	Euro: 1.5 million

12.	After delivery of third batch of document for 5/6 MW (Electrical parts specified in Annex 6)	Euro: 1.0 million

13.	After delivery of fourth batch of document for 5/6 MW (Tower, foundation specified in Annex 6)	Euro: 0.5 million

Annex 13. License Agreement of SCD (REV.B,2009-01-18)

14.	After delivery of fifth batch of document for 5/6 MW (Manuals specified in Annex 6)	Euro: 0.5 million

15.	After erection of turbine and start of commissioning for 5/6 MW	Euro: 0.5 million

16.	After issue of A-design assessment from GL for 5/6 MW	Euro: 1.0 million

Annex 13. License Agreement of SCD (REV.B,2009-01-18)

Annex 14 Time Schedule

The time schedule shall start with the date of 1st, Feb.2009 for the transfer of the contractual know-how shall be as follows:

Time schedule after start of project	Project-milestone
2 month	Delivery of the document to order the long-term delivery components, blade, bearings, yaw bearing and rotor bearing

2 month	Delivery of documents to build the master plug for the first rotor blade with power 2.5/3.0 MW including 3D geometry data.

3 month	delivery of documents to build the mould of rotor blade

4 month	Delivery of document to order gears

4 month	Delivery of specification of rotor brake, yaw brake

4 month	Delivery of document to order generator parts

4 month	Delivery of specification of yaw drive

4 month	delivery of documents to build the first rotor blade for blade test for 2.5/3.0MW

4 month	Delivery of the document to order casting parts

5 month	Delivery of specification of pitch system

5 month	Delivery of specification of hydraulic system

5 month	Delivery of specification of cooling system

5 month	delivery of documents of tower

6 month	delivery of documents of foundation

8 month	Delivery of documents to build the secondary components for the turbine 2.5/3.0MW

10 month (1, Dec.2009)	Start of workshop assembly of the prototype 2.5/3.0MW (may be affected by the delivery time of the components)

12 month (Feb. 1, 2009)	Erection and start of commissioning of prototype 2.5/3.0 MW at site( it may be affected by partial assembly in Germany and transportation time to China)

14 month	Measuring campaign of 2.5/3.0 MW turbine will be started

11 month (1, Jan.2010)	Start with the development of the 5.0/6.0 MW offshore turbine.

15 month	Delivery of documents to build the master plug for the rotor blade for 5.0/6.0 MW turbine

17 month	Delivery of documents to order the long-term delivery components for 5.0/6.0 MW, such as casting parts, bearings, gears and generator parts

Annex 14. License Agreement of SCD (Rev.B,2009-01-18)

19 month	Delivery of specification of other components such as pitch system, hydraulic system, yaw drive, yaw brakes, rotor brake, cooling system for 5.0/6.0MW turbine.

21 month	a. delivery of documents to build the mould for the rotor blade 5.0/6.0MW b. delivery of documents of tower

24 month	a. delivery of documents to build the first rotor blade for blade test 5.0/6.0MW b. delivery of documents of foundation

25 month	Delivery of documents to build the secondary components for the turbine

26 month	Start of the workshop assembly of the prototype 5.0/6.0MW turbine (may be affected by the delivery time of the components)

28 month	Erection and start of commissioning of prototype 5.0/6.0MW at site

30 month	Measuring campaign of turbine 5.0/6.OMW will be started

Note: This schedule may be slightly changed after detailed project planning. The Licensee will be informed with the detail schedule one month after start of the project.

Annex 14. License Agreement of SCD (Rev.B,2009-01-18)